Exhibit 99.1

Greenrose Acquisition Corp. Announces Extension of Time to Consummate Business Combinations

AMITYVILLE, N.Y., October 13, 2021 (GLOBE NEWSWIRE) -- Greenrose Acquisition Corp. (OTC: GNRSU, GNRS, GNRSW) (“Greenrose” or the “Company”), a special purpose acquisition company targeting companies in the cannabis industry, provided notification to Continental Stock Transfer & Trust Company that it was exercising its option to extend the time available to consummate its previously announced business combinations to November 13, 2021 and deposited $569,250 into the Trust Account.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute a solicitation of votes or proxies in connection with any meeting of the stockholders of Greenrose.

Advisors

Imperial Capital, LLC is acting as capital markets advisor to Greenrose. Gateway Group is serving as communications advisor to Greenrose. Mackenzie Partners and Broadridge Financial Solutions are acting as proxy advisors to Greenrose in connection with its proxy solicitation efforts.

About Greenrose

Greenrose Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. Greenrose has entered into definitive agreements to acquire four cannabis companies, known collectively as “The Platform.” The companies are Shango Holdings Inc. (Shango), Futureworks LLC (d/b/a The Health Center), Theraplant, LLC and True Harvest, LLC. The new Greenrose Platform will be a multistate operator that will look to further vertically and horizontally integrate in the markets that it is in and to enter new high growth and limited license markets.

Forward-Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Greenrose's or its target companies’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: any inability to obtain Greenrose stockholder approval of the business combinations, any inability to complete the transaction contemplated by each of the respective merger or acquisition agreements because of failure of closing conditions or other reasons; any inability to recognize the anticipated benefits of the proposed business combinations, which may be affected by, among other things, the amount of cash available following any redemptions by Greenrose stockholders; liquidity of Greenrose's stock; costs related to the proposed business combinations; Greenrose's ability to manage growth; Greenrose's ability to identify and integrate other future acquisitions; rising costs adversely affecting Greenrose's profitability; competition in the legal cannabis industry; adverse changes to the legal environment for the cannabis industry; and general economic and market conditions impacting demand for Greenrose's products and services. See the risk factors disclosed in the preliminary proxy statement for the business combinations for additional risks associated with the business combinations. None of Greenrose, Shango Holdings Inc., Futureworks LLC (d/b/a The Health Center), Theraplant, LLC, or True Harvest, LLC undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers should not unduly rely on any projections or other forward-looking statements or data contained herein.

Additional Information About the Proposed Business Combination and Where to Find It

For additional information about the proposed business combinations, see Greenrose’s Definitive Proxy Statement on Schedule 14A filed with the SEC on October 5, 2021 available at www.sec.gov.

The proposed transactions will be submitted to shareholders of Greenrose for their approval. In connection with the proposed business combinations, Greenrose will file with the SEC a preliminary and definitive proxy statements in connection with a special meeting of the stockholders of Greenrose to consider and vote on the business combination and related matters. Greenrose will mail the definitive proxy statement and other relevant documents to its stockholders in connection with the meeting. Investors and security holders of Greenrose are advised to read, when available, the draft of the preliminary proxy statement, and amendments thereto, and the definitive proxy statement, which will contain important information about the proposed business combinations and the parties to it. The Definitive Proxy Statement was mailed to stockholders of Greenrose as of a record date of September 23, 2021 for voting on the proposed business combinations. Stockholders are also able to obtain copies of the proxy statement, without charge, at the SEC's website at www.sec.gov or by directing a request to: Greenrose Acquisition Corp., 111 Broadway, Amityville, NY 11701, Attention: Chief Executive Officer.

Participants in the Solicitation

Greenrose, True Harvest and Theraplant, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Greenrose stockholders in connection with the proposed business combinations. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Greenrose’s directors in the final prospectus for Greenrose’s initial public offering dated as of February 11, 2020, and that was filed with the SEC on February 11, 2020, as well as in its annual report on Form 10-K filed with the SEC on March 11, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Definitive Proxy Statement on Schedule 14A related to the proposed business combinations filed with the SEC on October 5, 2021, available at www.sec.gov, and which can be obtained free of charge from the sources indicated above.

Investor Relations Contact:
Gateway Investor Relations
Cody Slach or Jackie Keshner
(949) 574-3860
GNRS@gatewayir.com

Greenrose Contact:
Daniel Harley
Executive Vice President, Business Development
(516) 307-0383
ir@greenrosecorp.com